UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 13, 2013

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the company’s 2013 annual meeting of shareholders on February 13, 2013, of the 90,461,872 total shares of our common stock outstanding and entitled to vote, a total of 80,969,691 shares were represented, constituting an 89.5% quorum. The final results for each of the matters submitted to a vote of our shareholders at the annual meeting are as follows:

Proposal No. 1: All of the board’s nominees for director were elected by our shareholders to serve until the company’s 2014 annual meeting of shareholders or until their respective successors are elected and qualified, with the vote totals as set forth in the table below:

Nominee	For	Against	Abstain	Broker Non-Votes
Robert W. Best	63,622,479	1,421,869	143,337	15,782,006
Kim R. Cocklin	64,562,520	481,496	143,669	15,782,006
Richard W. Douglas	64,602,064	428,057	157,564	15,782,006
Ruben E. Esquivel	64,628,289	409,854	149,542	15,782,006
Richard K. Gordon	64,497,037	532,289	158,359	15,782,006
Robert C. Grable	64,646,768	377,672	163,245	15,782,006
Thomas C. Meredith	63,605,752	1,428,341	153,592	15,782,006
Nancy K. Quinn	64,662,913	374,870	149,902	15,782,006
Richard A. Sampson	64,650,181	369,988	167,516	15,782,006
Stephen R. Springer	64,384,250	637,343	166,092	15,782,006
Richard Ware II	63,379,584	1,631,463	176,638	15,782,006

Proposal No. 2: Our shareholders approved an amendment to our Annual Incentive Plan for Management, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
63,002,058	1,619,920	565,707	15,782,006

Proposal No. 3: The appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for fiscal 2013 was ratified by our shareholders, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
79,293,263	1,457,776	218,652	-0-

Proposal No. 4: Our shareholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers for fiscal 2012, with the vote totals as set forth in the table below:

For	Against	Abstain	Broker Non-Votes
62,585,802	2,101,469	500,414	15,782,006

Item 8.01. Other Events.

On February 13, 2013, the independent directors of the company’s board designated director Nancy K. Quinn, chair of the Audit Committee, as Lead Director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: February 15, 2013	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President, General Counsel and Corporate Secretary

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